Filed Pursuant to Rule 424(b)(2)
Registration No. 333-291190

PROSPECTUS SUPPLEMENT (To Prospectus Dated October 31, 2025)

$1,950,000,000

VIRGINIA ELECTRIC AND POWER COMPANY

$1,250,000,000 2026 Series C 5.65% Senior Notes Due 2036

$700,000,000 2026 Series D 6.30% Senior Notes Due 2056

The Series C Senior Notes will bear interest at 5.65% and will mature on August 15, 2036. The Series D Senior Notes will bear interest at 6.30% per year and will mature on August 15, 2056. We will pay interest on each series of the Senior Notes semi-annually in arrears on February 15 and August 15 of each year, beginning February 15, 2027.

We may redeem all or any of the Series C Senior Notes or the Series D Senior Notes (collectively, the Senior Notes) at any time at the redemption prices described in this prospectus supplement, plus accrued and unpaid interest.

We may also redeem either series of the Senior Notes, in whole but not in part, at a redemption price equal to 101% of the principal amount thereof if a Tax Credit Event (as defined herein) occurs. See DESCRIPTION OF THE SENIOR NOTES—Tax Credit Event Redemption.

No application is being or is intended to be made for the listing or trading of either series of Senior Notes on any securities exchange or trading facility or to include them in any automated quotation system.

Investing in the Senior Notes involves risks. For a description of these risks, see “Risk Factors” on page S-10 of this prospectus supplement.

	Public Offering Price(1)	Underwriting Discount	Proceeds to Company Before Expenses(1)
Per Series C Senior Note	99.948%	0.650%	99.298%
Series C Senior Notes Total	$1,249,350,000	$8,125,000	$1,241,225,000
Per Series D Senior Note	99.947%	0.875%	99.072%
Series D Senior Notes Total	$699,629,000	$6,125,000	$693,504,000

(1)	Plus accrued interest from August 17, 2026, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

The Senior Notes will be ready for delivery in book-entry form only through The Depository Trust Company and its direct participants, including Euroclear Bank SA/NV (Euroclear) and Clearstream Banking S.A. (Clearstream), on or about August 17, 2026.

This prospectus supplement and the accompanying base prospectus are not intended to constitute an offer to, and the Senior Notes should not be purchased, held or otherwise acquired by, a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (an SFE). By purchasing Senior Notes, any investor in the Senior Notes (including all affiliated entities that participate in such purchase) will be deemed to represent and warrant to us that it is not, and will not be, for its taxable year that includes the date of the original issuance of the Senior Notes, an SFE.

Joint Book-Running Managers

BMO Capital Markets		CIBC Capital Markets

Mizuho	Morgan Stanley	TD Securities

BNY Capital Markets	Citizens Capital Markets	KeyBanc Capital Markets	Regions Securities LLC

Co-Managers

AmeriVet Securities	Ramirez & Co., Inc.

The date of this Prospectus Supplement is August 10, 2026.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Senior Notes and certain other matters relating to us and our financial condition. The second part, the accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the Senior Notes we are offering at this time. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent any information contained or incorporated in the prospectus supplement differs from the information contained or incorporated in the accompanying base prospectus, you should only rely on the information contained or incorporated in the prospectus supplement.

This document contains and refers you to information that you should consider when making your investment decision, including any other offering materials filed by us with the Securities and Exchange Commission (SEC). We have not authorized anyone, and we have not authorized the underwriters to authorize anyone, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. The information which appears in this document and which is incorporated by reference in this document may only be accurate as of the date of this prospectus supplement or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our file number with the SEC is 000-55337. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our SEC filings are also available on the website of our parent company, Dominion Energy, Inc. (Dominion Energy), at http://www.dominionenergy.com. Dominion Energy’s website also includes other information about us, Dominion Energy and certain of Dominion Energy’s other subsidiaries. The information available on Dominion Energy’s website (other than the documents expressly incorporated by reference into this prospectus supplement as set forth below) is not incorporated by reference into this prospectus supplement and you should not consider such information a part of this prospectus supplement.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and information that we file later with the SEC will automatically update or supersede this information. We make some of our filings with the SEC on a combined basis with Dominion Energy. Our combined filings with the SEC represent separate filings by Dominion Energy and us. Information contained therein relating to an individual registrant is filed by that registrant on its own behalf, and we make no representation as to information relating to Dominion Energy’s other operations. We incorporate by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), except those portions of filings that relate to Dominion Energy as a separate registrant, until such time as all of the securities covered by this prospectus supplement have been sold:

•	Annual Report on Form 10-K for the year ended December 31, 2025;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026; and

•	Current Reports on Form 8-K filed January 20, 2026, January 30, 2026, March 2, 2026, April 8, 2026 and June 30, 2026.

You may request a copy of these filings at no cost, by writing or telephoning us at:

Corporate Secretary, Virginia Electric and Power Company, 600 East Canal Street, Richmond, Virginia 23219, Telephone (804) 819-2284.

FORWARD-LOOKING INFORMATION

We have included certain information in this prospectus supplement or other offering materials which is “forward-looking information” as defined by the Private Securities Litigation Reform Act of 1995. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed in this prospectus supplement. This information, by its nature, involves estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements.

Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control. We have identified a number of these factors in our annual, quarterly and other reports as described under the heading RISK FACTORS and we refer you to that discussion for further information. These factors include but are not limited to:

•

The impacts of the proposed combination between Dominion Energy and NextEra Energy, Inc. (NextEra Energy), including certain covenants in the merger agreement, the terms and conditions of any applicable regulatory approvals, and any related uncertainties and disruptions on our business, including on our ability to hire and retain employees and/or on our relationships with regulators and other governmental agencies, customers, suppliers, vendors and/or other third parties;

•	Unusual weather conditions and their effect on energy sales to customers and energy commodity prices;

•

Extreme weather events and other natural disasters, including, but not limited to, hurricanes, high winds, severe storms, earthquakes, flooding, wildfires, climate changes and changes in water temperatures and availability that can cause outages and property damage to facilities;

•

The impact of extraordinary external events, such as the pandemic health event resulting from the novel coronavirus, and their collateral consequences, including extended disruption of economic activity in our markets and global supply chains;

•	Federal, state and local legislative and regulatory developments;

•	Changes in or interpretations of federal and state tax laws and regulations, including those related to tax credits or other incentives;

•	Risks of operating businesses in regulated industries that are subject to changing regulatory structures;

•	Changes to regulated electric rates we collect;

•

Changes in rules for regional transmission organizations and independent system operators in which we join and/or participate, including changes in rate designs, changes in the Federal Energy Regulatory Commission’s (FERC) interpretation of market rules and new and evolving capacity models;

•	Risks associated with our membership and participation in PJM Interconnection, L.L.C., including risks related to obligations created by the default of other participants;

•

Risks associated with entities in which we share ownership with third parties, such as Stonepeak Partners, LLC’s noncontrolling interest in our proposed 2.6 gigawatt offshore wind generation facility and associated interconnection facilities (the CVOW Commercial Project), including risks that result from lack of sole decision-making authority, disputes that may arise between us and third party participants and difficulties in exiting these arrangements;

•	Timing and receipt of regulatory approvals necessary for planned construction or growth projects and compliance with conditions associated with such regulatory approvals;

•

The inability to complete planned construction, conversion or growth projects at all, or with the outcomes or within the terms and time frames initially anticipated, including as a result of increased public involvement, intervention or litigation in such projects;

•

Risks and uncertainties that may impact our ability to construct the CVOW Commercial Project within the currently proposed timeline, or at all, and consistent with current cost estimates along with the ability to recover such costs from customers;

•

Risks and uncertainties associated with the timely receipt of future capital contributions, including optional capital contributions, if any, from Stonepeak Partners, LLC associated with the construction of the CVOW Commercial Project;

•

Changes to federal, state and local environmental laws and regulations, including those related to climate change, the tightening of emission or discharge limits for greenhouse gasses and other substances, more extensive permitting requirements and the regulation of additional substances;

•	Cost of environmental strategy and compliance, including those costs related to climate change;

•	Changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities;

•	Difficulty in anticipating mitigation requirements associated with environmental and other regulatory approvals or related appeals;

•	Unplanned outages at facilities in which we have an ownership interest;

•	The impact of operational hazards, including adverse developments with respect to plant safety or integrity, equipment loss, malfunction or failure, operator error, and other catastrophic events;

•

Risks associated with the operation of nuclear facilities, including costs associated with the disposal of spent nuclear fuel, decommissioning, plant maintenance and changes in existing regulations governing such facilities;

•	Changes in operating, maintenance or construction costs;

•	The availability of nuclear fuel, natural gas, purchased power or other materials utilized by us to provide electric generation, transmission and distribution services to our customers;

•	Domestic terrorism and other threats to our physical and intangible assets, as well as cybersecurity threats or incidents;

•

Additional competition in the electrical industry and potential competition from the development and deployment of alternative energy sources, such as self-generation and distributed generation technologies, and availability of market alternatives to large commercial and industrial customers;

•	Competition in the development, construction and ownership of certain electric transmission facilities in our service territory in connection with FERC Order 1000;

•	Changes in technology, particularly with respect to new, developing or alternative sources of generation and smart grid technologies;

•

Changes in demand for our services, including industrial, commercial and residential growth or decline in our service areas, failure to maintain or replace customer contracts on favorable terms, changes in customer growth or usage patterns, including as a result of energy conservation programs, the availability of energy efficient devices and the use of distributed generation methods;

•

Risks and uncertainties associated with increased energy demand or significant accelerated growth in demand due to new data centers, including the concentration of data centers primarily in Loudoun County, Virginia and the ability to obtain regulatory approvals, environmental and other permits to construct new facilities in a timely manner;

•	The technological and economic feasibility of large-scale battery storage, carbon capture and storage, small modular reactors, hydrogen and/or other clean energy technologies;

•	Receipt of approvals for, and timing of, closing dates for acquisitions and divestitures;

•	Impacts of acquisitions, divestitures, transfers of assets to joint ventures or retirements of assets;

•	Adverse outcomes in litigation matters or regulatory proceedings;

•	Counterparty credit and performance risk;

•	Fluctuations in the value of investments we hold in nuclear decommissioning trusts;

•	Fluctuations in energy-related commodity prices and the effect these could have on our liquidity position and the underlying value of our assets;

•	Fluctuations in interest rates;

•	Changes in rating agency requirements or credit ratings and their effect on availability and cost of capital;

•	Global capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms;

•	Political and economic conditions, including tariffs, inflation and deflation;

•	Employee workforce factors including collective bargaining agreements and labor negotiations with union employees; and

•	Changes in financial or regulatory accounting principles or policies imposed by governing bodies.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

PROSPECTUS SUPPLEMENT SUMMARY

In this prospectus supplement, the words “Company,” “we,” “our” and “us” refer to Virginia Electric and Power Company, a Virginia corporation, and its subsidiaries.

The following summary contains basic information about this offering. It may not contain all the information that is important to you. The DESCRIPTION OF THE SENIOR NOTES section of this prospectus supplement and the DESCRIPTION OF DEBT SECURITIES and ADDITIONAL TERMS OF SENIOR DEBT SECURITIES sections of the accompanying base prospectus contain more detailed information regarding the terms and conditions of the Senior Notes. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying base prospectus.

THE COMPANY

Virginia Electric and Power Company (Virginia Power), headquartered in Richmond, Virginia, is a regulated public utility that generates, transmits and distributes electricity for sale in Virginia and North Carolina. In Virginia, we conduct business under the name “Dominion Energy Virginia” and primarily serve retail customers. In North Carolina, we conduct business under the name “Dominion Energy North Carolina” and serve retail customers located in the northeastern region of the state, excluding certain municipalities. In addition, we sell and transmit electricity at wholesale prices to rural electric cooperatives, municipalities and into wholesale electricity markets. All of our common stock is owned by Dominion Energy, a public utility holding company headquartered in Richmond, Virginia.

Our address and telephone number are: Virginia Electric and Power Company, 600 East Canal Street, Richmond, Virginia 23219, Telephone (804) 819-2284.

Proposed Combination of Dominion Energy and NextEra Energy

On May 15, 2026, Dominion Energy entered into an Agreement and Plan of Merger with NextEra Energy, WG Development Corp., a wholly owned subsidiary of NextEra Energy (Merger Sub Corp), and CS Holdco, LLC, a wholly owned subsidiary of NextEra Energy (LLC Sub), providing for (i) the merger of Merger Sub Corp with and into Dominion Energy (the First Merger) with Dominion Energy surviving as a wholly owned subsidiary of NextEra Energy (the Surviving Corporation) and (ii) immediately thereafter the merger of the Surviving Corporation with and into LLC Sub with LLC Sub surviving as a wholly owned subsidiary of NextEra Energy. The closing of the First Merger is subject to the satisfaction or waiver of various conditions, including the receipt of certain regulatory approvals. The parties currently expect the First Merger to close in the second half of 2027.

THE OFFERING

The Senior Notes

We are offering $1,250,000,000 aggregate principal amount of the Series C Senior Notes and $700,000,000 aggregate principal amount of the Series D Senior Notes. The Series C Senior Notes will mature on August 15, 2036 and the Series D Senior Notes will mature on August 15, 2056.

Each series of Senior Notes will be represented by one or more global certificates that will be deposited with or held on behalf of and registered in the name of The Depository Trust Company (DTC) or its nominee. This means that you will not receive a certificate for your Senior Notes but, instead, will hold your interest through DTC’s book-entry system, Euroclear or Clearstream, if you are a participant in any of these clearing systems, or indirectly through organizations which are participants in these systems. See BOOK-ENTRY PROCEDURES AND SETTLEMENT beginning on page S-15.

Interest

The Series C Senior Notes will bear interest at 5.65% per year, and the Series D Senior Notes will bear interest at 6.30% per year.

Interest Payment Dates

Interest on each series of the Senior Notes will be payable semi-annually in arrears on February 15 and August 15 (each, an Interest Payment Date), beginning February 15, 2027.

Record Dates

So long as the Senior Notes remain in book-entry only form, the record date for each Interest Payment Date will be the close of business on the business day before the applicable Interest Payment Date.

If the Senior Notes are not in book-entry only form, the record date for each Interest Payment Date will be the close of business on the fifteenth calendar day (whether or not a business day) before the applicable Interest Payment Date.

Optional Redemption

We may redeem, at our option, some or all of the Series C Senior Notes at any time prior to May 15, 2036 (three months prior to the maturity date), at the make-whole redemption price described in DESCRIPTION OF THE SENIOR NOTES—Optional Redemption, plus accrued and unpaid interest to but excluding the redemption date. We may redeem, at our option, some or all of the Series C Senior Notes at any time on or after May 15, 2036 (three months prior to the maturity date), at par, plus accrued and unpaid interest to but excluding the redemption date.

We may redeem, at our option, some or all of the Series D Senior Notes at any time prior to February 15, 2056 (six months prior to the maturity date), at the make-whole redemption price described in DESCRIPTION OF THE SENIOR NOTES—Optional Redemption, plus accrued and unpaid interest to but excluding the redemption date. We may redeem, at our option, some or all of the Series D Senior Notes at any time on or after February 15, 2056 (six months prior to the maturity date), at par, plus accrued and unpaid interest to but excluding the redemption date.

The Senior Notes are not redeemable at any time at the option of the holder.

Tax Credit Event Redemption

If a Tax Credit Event (as defined herein) occurs, we may redeem, at our option, each series of the Senior Notes, in whole but not in part, at a redemption price equal to 101% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest to but excluding the redemption date. See DESCRIPTION OF THE SENIOR NOTES—Tax Credit Event Redemption on page S-14.

Ranking

Each series of the Senior Notes will rank equally with all of our other senior unsecured indebtedness and will be senior in right of payment to all of our subordinated indebtedness. The Senior Notes will be effectively subordinated to all of our secured debt. The Senior Indenture (as defined herein) contains no restrictions on the amount of additional indebtedness that we may incur. The Senior Notes will not be guaranteed by Dominion Energy.

No Listing of the Senior Notes

No application is being or is intended to be made for the listing or trading of either series of Senior Notes on any securities exchange or trading facility or to include them in any automated quotation system.

Use of Proceeds

We intend to use the net proceeds from this offering for general corporate purposes and to repay short-term debt, including commercial paper. See USE OF PROCEEDS on page S-10.

Conflicts of Interest

As described in USE OF PROCEEDS on page S-10, some of the net proceeds of this offering may be used for the repayment of short-term debt, including commercial paper. If more than 5% of the net proceeds of this offering, not including underwriting compensation, will be received by affiliates of any underwriter in this offering, this offering will be conducted in compliance with FINRA Rule 5121, as administered by the Financial Industry Regulatory Authority. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering. See UNDERWRITING—Conflicts of Interest on page S-27.

RISK FACTORS

Your investment in the Senior Notes involves certain risks, including those discussed below. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which are incorporated by reference in this prospectus supplement, as well as in other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussions of risks that we have incorporated by reference before deciding whether an investment in the Senior Notes is suitable for you.

See WHERE YOU CAN FIND MORE INFORMATION on page S-4.

Risks Related to the Senior Notes

We may redeem each series of the Senior Notes if a Tax Credit Event occurs.

We may redeem each series of the Senior Notes, at our option, in whole but not in part, if a Tax Credit Event occurs. A “Tax Credit Event” occurs with respect to a series of the Senior Notes if, in our reasonable determination, there exists a material risk, due to the Senior Notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the Code), that we or any of our affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code. “Specified foreign entities,” as further defined in Section 7701(a)(51)(B) of the Code, generally include, among other entities: (i) the governments of China, Iran, North Korea or Russia or their agencies or instrumentalities, (ii) certain citizens or nationals of such countries, (iii) entities organized under the laws of, or having their principal place of business in, such countries, (iv) entities controlled by any of the above, including subsidiaries, measured by more than 50% ownership of stock (by vote or value) in a corporation, profits interests or capital interests in a partnership, or beneficial interest in another entity, (v) certain Chinese military companies described under Section 1260H of the William M. (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021, (vi) Contemporary Amperex Technology Company (CATL), BYD Company, Envision Energy, EVE Energy Company, Gotion High tech Company, Hithium Energy Storage Technology Company, or any successor company to the foregoing, (vii) certain companies that violate the Uyghur Forced Labor Prevention Act of 2021, and (viii) entities that the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) have included on the list of specially designated nationals and blocked persons maintained by OFAC. A redemption of a series of the Senior Notes for this reason would be at a redemption price equal to 101% of the principal amount of the Senior Notes being redeemed, in each case plus accrued and unpaid interest to but excluding the redemption date.

If a Tax Credit Event occurs, and we redeem the Senior Notes of a particular series, such redemption may adversely affect your anticipated return. We may exercise such redemption rights when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as that of the Senior Notes that are redeemed.

See DESCRIPTION OF THE SENIOR NOTES—Tax Credit Event Redemption on page S-14.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the Senior Notes for general corporate purposes and to repay short-term debt, which as of July 31, 2026, included $685 million in outstanding commercial paper with a weighted average yield of 3.98% per year and a weighted average days to maturity of approximately 21 days.

DESCRIPTION OF THE SENIOR NOTES

Set forth below is a description of the specific terms of the Senior Notes. The term “Senior Notes” includes both the Series C Senior Notes and the Series D Senior Notes. This description supplements, and should be read together with, the description of the general terms and provisions of the Senior Debt Securities set forth in the accompanying base prospectus under the captions DESCRIPTION OF DEBT SECURITIES and ADDITIONAL TERMS OF SENIOR DEBT SECURITIES, and to the extent it is inconsistent with the accompanying base prospectus, replaces the description in the accompanying base prospectus. The Senior Notes will be issued under our Senior Indenture dated as of September 1, 2017 (the Senior Indenture), as supplemented and amended from time to time by supplemental indentures, including the Twenty-Sixth Supplemental Indenture, dated as of August 1, 2026 (the Twenty-Sixth Supplemental Indenture), and the Twenty-Seventh Supplemental Indenture, dated as of August 1, 2026 (the Twenty-Seventh Supplemental Indenture). The following description is not complete in every respect and is subject to, and is qualified in its entirety by reference to, the description of the Senior Debt Securities in the accompanying base prospectus, the Senior Indenture, the Twenty-Sixth Supplemental Indenture and the Twenty-Seventh Supplemental Indenture. Capitalized terms used in this DESCRIPTION OF THE SENIOR NOTES that are not defined in this prospectus supplement have the meanings given to them in the accompanying base prospectus, the Senior Indenture or the Twenty-Sixth Supplemental Indenture and the Twenty-Seventh Supplemental Indenture, as applicable. In this DESCRIPTION OF THE SENIOR NOTES section, references to the “Company,” “we,” “us,” and “our” mean Virginia Electric and Power Company, excluding any of its subsidiaries unless otherwise expressly stated or the context otherwise requires.

General

Each series of Senior Notes will be an unsecured senior obligation of the Company and will be issued as a series of Senior Debt Securities under the Senior Indenture. The Series C Senior Notes will initially be issued in an aggregate principal amount of $1,250,000,000. The Series D Senior Notes will initially be issued in an aggregate principal amount of $700,000,000. We may, without the consent of the existing holders of the Senior Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Series C Senior Notes or Series D Senior Notes. Any additional notes having such similar terms, together with any of the Series C Senior Notes or Series D Senior Notes, as applicable, will constitute a single series of notes under the Senior Indenture.

The entire principal amount of the Series C Senior Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on August 15, 2036. The entire principal amount of the Series D Senior Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on August 15, 2056. If any date on which principal is payable on the Senior Notes is not a business day, then payment of the principal payable on that date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any delay), with the same force and effect as if made on such date. The Senior Notes are not subject to any sinking fund provision. The Senior Notes are available for purchase in denominations of $2,000 and any greater integral multiple of $1,000.

Interest

The Series C Senior Notes will bear interest at the rate of 5.65% per year from the date of original issuance. The Series D Senior Notes will bear interest at the rate of 6.30% per year from the date of original issuance.

Interest is payable on each series of Senior Notes semi-annually in arrears on February 15 and August 15 of each year (each, an Interest Payment Date). The initial Interest Payment Date for each of the Series C Senior Notes and the Series D Senior Notes is February 15, 2027.

The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the Senior Notes is not a business day, then payment of the interest payable on that date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any delay), with the same force and effect as if made on such date.

So long as the Senior Notes remain in book-entry only form, the record date for each Interest Payment Date will be the close of business on the business day before the applicable Interest Payment Date. If the Senior Notes are not in book-entry only form, the record date for each Interest Payment Date will be the close of business on the fifteenth calendar day (whether or not a business day) before the Interest Payment Date. In any case, interest payable at maturity or upon redemption or repurchase will be payable to the person to whom principal is payable.

Ranking

The Senior Notes will be our direct, unsecured and unsubordinated obligations. Each series of Senior Notes will rank equally with all of our other senior unsecured indebtedness and will be senior in right of payment to all of our subordinated indebtedness, if any. The Senior Notes will be effectively subordinated to all our secured debt, if any.

Substantially all of our property is subject to the lien of the Indenture of Mortgage (Mortgage Indenture) securing our First and Refunding Mortgage Bonds (Bonds). There are no Bonds outstanding as of the date of this prospectus supplement; however, by leaving the Mortgage Indenture open, we expect to retain the flexibility to issue Bonds in the future. The Mortgage Indenture currently limits the maximum principal amount of Bonds that may be outstanding under the Mortgage Indenture to $10 million unless otherwise provided in a future supplement. We also have flexibility under the Mortgage Indenture to determine when or if certain newly or recently acquired properties will be pledged as collateral under the Mortgage Indenture.

The Senior Indenture contains no restrictions on the amount of additional indebtedness that we may incur. We expect to incur additional indebtedness from time to time. The Senior Notes will not be guaranteed by Dominion Energy.

Optional Redemption

The Series C Senior Notes are redeemable, in whole or in part, at any time and from time to time prior to May 15, 2036 (three months prior to the maturity date) (the Series C Par Call Date), at our option at a “make-whole” redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•	100% of the principal amount of the Series C Senior Notes to be redeemed, and

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Series C Senior Notes matured on the Series C Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to but excluding the date of redemption, plus, in either case, accrued and unpaid interest thereon to but excluding the redemption date.

In addition, the Series C Senior Notes are redeemable, in whole or in part at any time and from time to time on or after the Series C Par Call Date, at our option at a redemption price equal to 100% of the principal amount of the Series C Senior Notes to be redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date.

The Series D Senior Notes are redeemable, in whole or in part, at any time and from time to time prior to February 15, 2056 (six months prior to the maturity date) (the Series D Par Call Date, and each of the Series C Par Call Date and Series D Par Call Date, a Par Call Date), at our option at a “make-whole” redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•	100% of the principal amount of the Series D Senior Notes to be redeemed, and

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Series D Senior Notes matured on the Series D Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points less (b) interest accrued to but excluding the date of redemption, plus, in either case, accrued and unpaid interest to but excluding the redemption date.

In addition, the Series D Senior Notes are redeemable, in whole or in part at any time and from time to time on or after the Series D Par Call Date, at our option at a redemption price equal to 100% of the principal amount of the Series D Senior Notes to be redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (H.15) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (H.15 TCM). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date for such series of Senior Notes (the Remaining Life); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the applicable Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than such Remaining Life—and shall interpolate to the applicable Par Call Date for such series of Senior Notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the applicable Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to such Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date for the relevant series of Senior Notes, as applicable. If there is no U.S. Treasury security maturing on the applicable Par Call Date for such series of Senior Notes but there are two or more U.S. Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the U.S. Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more U.S. Treasury securities maturing on the applicable Par Call Date for such series of Senior Notes or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.

Tax Credit Event Redemption

If a Tax Credit Event (as defined below) occurs, we may redeem, upon a notice of redemption, the Senior Notes of either series, as applicable, in whole but not in part at a redemption price equal to 101% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest to but excluding the redemption date. A notice of redemption of the Senior Notes of either series upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Senior Notes of such series were issued and (b) six months from the date of issuance of the Senior Notes of such series and (ii) shall be accompanied by a certificate from an officer of the Company stating that a Tax Credit Event has occurred.

The consummation of a redemption upon a Tax Credit Event may be subject to the paying agent’s receipt of the required redemption moneys on or before the redemption date (and in such case no such redemption shall occur unless such moneys have been received by the paying agent on or before such date).

A “Tax Credit Event” occurs with respect to a series of the Senior Notes if, in our reasonable determination, there exists a material risk, due to Senior Notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Code, that we or any of our affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

Notice of Redemption and Other Matters

We will mail (or otherwise send in accordance with the depositary’s procedures) a notice of redemption at least 20 days but not more than 60 days before the redemption date to each holder of Senior Notes to be redeemed. If we elect to partially redeem the Senior Notes of a particular series, the trustee will select the Senior Notes to be redeemed in accordance with the procedures of DTC.

Our actions and determinations in determining any redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall not be responsible for calculating any redemption price.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes of the applicable series or portions thereof called for redemption.

The Trustee

The trustee under the Senior Indenture is U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association). The trustee will administer its corporate trust business through its offices at U.S. Bank Global Corporate Trust, CN-VA-MUNI, 5065 Wooster Road, Cincinnati, Ohio 45226. We and certain of our affiliates maintain banking relationships with affiliates of U.S. Bank Trust Company, National Association. U.S. Bank Trust Company, National Association (including as successor in interest to U.S. Bank National Association), also serves as trustee or series trustee under other indentures under which we or certain of our affiliates have issued securities. U.S. Bank Trust Company, National Association, and/or its affiliates, have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Upon issuance, each series of the Senior Notes will be represented by one or more fully registered global certificates. Each global certificate will be deposited with the trustee on behalf of DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

The following is based on information furnished to us by DTC:

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (Direct Participants) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (Indirect Participants). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of the Senior Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Senior Notes on DTC’s records. The ownership interest of the actual purchaser of each Senior Note (Beneficial Owner) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Senior Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Senior Notes, except in the event that use of the book-entry system for the Senior Notes is discontinued.

To facilitate subsequent transfers, all of the Senior Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Senior Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Senior Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Senior Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all the Senior Notes of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the Senior Notes to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Senior Notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Senior Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds on the Senior Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company or its agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Direct or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Company or its agent, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company or its agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the Senior Notes at any time by giving reasonable notice to the Company or its agent. Under such circumstances, in the event that a successor depository is not obtained, the Senior Note certificates are required to be printed and delivered. The Company may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, the Senior Note certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

We have no responsibility for the performance by DTC or its Direct or Indirect Participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Global Clearance and Settlement Procedures for the Senior Notes

The following is based on information made available by Clearstream and Euroclear or obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. We have no responsibility for the performance by Clearstream and Euroclear or either of their participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Investors may elect to hold interests in the Senior Notes through either DTC (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (Clearstream Participants) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream,

Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly. Distributions with respect to Senior Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear was created in 1968 to hold securities for participants of Euroclear (Euroclear Participants) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

Euroclear is operated by Euroclear Bank SA/NV (the Euroclear Operator). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to Senior Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the Senior Notes to or receiving interests in the Senior Notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the Senior Notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such Senior Notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the Senior Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Direct or Indirect Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Senior Notes among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Senior Notes. This discussion is for general information only and does not address all of the potential U.S. federal income tax considerations that may be relevant to a holder with respect to the purchase, ownership and disposition of the Senior Notes. Without limiting the generality of the foregoing, the discussion does not address the effect of any special rules applicable to certain types of holders, including, without limitation, dealers in securities or currencies, insurance companies, financial institutions, thrifts, mutual funds, real estate investment trusts, regulated investment companies, tax-exempt entities, personal holding companies, controlled foreign corporations, passive foreign investment companies, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates (or former long-term residents of the United States), persons who hold Senior Notes as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated investment transaction, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings, individual retirement accounts or qualified pension plans, investors in pass-through entities, including partnerships and Subchapter S corporations that invest in the Senior Notes, persons subject to the alternative minimum tax or persons subject to special tax accounting rules as a result of any item of gross income with respect to the Senior Notes being taken into account in an applicable financial statement. In addition, this discussion is limited to holders of the Senior Notes who purchase the Senior Notes in the initial offering at their “issue price” and hold the Senior Notes as “capital assets” within the meaning of section 1221 of the Code. For this purpose only, the “issue price” of the Senior Notes is the first price at which a substantial amount of the Senior Notes are sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. For purposes of this discussion, “holder” means either a U.S. holder (as defined below) or a non-U.S. holder (as defined below) or both, as the context may require.

The discussion is based upon provisions of the Code and the U.S. Treasury regulations promulgated thereunder (the Treasury Regulations), rulings, pronouncements, judicial decisions and administrative interpretations of the Internal Revenue Service (the IRS), all as in effect as of the date of this prospectus supplement and all of which are subject to change, possibly on a retroactive basis, at any time. No assurance can be given that legislative, administrative, or judicial changes will not occur that would modify the tax rules expressed in those statements. Any such changes may or may not be retroactive with respect to transactions completed prior to the effective date of the changes. There are from time to time proposals to make changes to tax rates and provisions. It is impossible to predict which, if any, of such proposals will be adopted.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Senior Notes, the tax treatment of a partner generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners and partnerships that are beneficial owners of Senior Notes should consult their tax advisors regarding the tax considerations of acquiring, holding, and disposing of Senior Notes.

This discussion does not address any aspect of non-income taxation or state, local or foreign taxation. No ruling has been or will be obtained from the IRS with respect to the matters discussed below. As a result, no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to the conclusions set forth below.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP OR DISPOSITION OF THE SENIOR NOTES. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP OR DISPOSITION OF THE SENIOR NOTES IN LIGHT OF YOUR OWN SITUATION.

Optional Redemption

In certain circumstances (see “DESCRIPTION OF THE SENIOR NOTES—Optional Redemption” and “DESCRIPTION OF THE SENIOR NOTES—Tax Credit Event Redemption”), we may be obligated to pay amounts in excess of the stated interest or principal on the Senior Notes and/or pay amounts in redemption of the Senior Notes prior to their stated maturity. We intend to take the position that the likelihood that we will be required to make such payments is remote as of the issue date of the Senior Notes and therefore that these provisions do not cause the Senior Notes to be treated as “contingent payment debt instruments” within the meaning of the applicable Treasury Regulations. However, additional income may be recognized to a holder of Senior Notes if any such additional payment is made. Our position that the contingencies described above are remote is binding on a holder, unless such holder discloses in the proper manner to the IRS that such holder is taking a different position. If the IRS successfully challenges our position, then the Senior Notes could be treated as contingent payment debt instruments, in which case holders could be required to (1) accrue interest income at a rate higher than the stated interest rate on the Senior Notes and (2) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other taxable disposition of a Senior Note. The remainder of this discussion assumes that the Senior Notes will not be treated as contingent payment debt instruments.

U.S. Holders

The following is a discussion of the material U.S. federal income tax considerations relevant to U.S. holders of the Senior Notes. As used in this discussion, the term “U.S. holder” means a beneficial owner of a Senior Note who, for U.S. federal income tax purposes, is:

•	an individual U.S. citizen or resident alien;

•	a corporation or other entity created or organized under U.S. law (federal or state, including the District of Columbia) and treated as a corporation for U.S. federal income tax purposes;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) the trust has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person.

Payments of Interest on the Senior Notes

A U.S. holder generally will be required to include interest received on a Senior Note as ordinary income at the time it accrues or is received in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes. It is anticipated, and this discussion assumes, that the Senior Notes will not be treated as issued with original issue discount for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Senior Notes

Generally, the sale, exchange, redemption or other taxable disposition of a Senior Note will result in taxable gain or loss to a U.S. holder equal to the difference between (1) the amount of cash plus the fair market value of any other property received by the holder in the sale, exchange, redemption or other taxable disposition (excluding amounts attributable to accrued but unpaid interest, which will be taxed as described under “—U.S. Holders—Payments of Interest on the Senior Notes,” above) and (2) the holder’s adjusted tax basis in the Senior Note. A U.S. holder’s adjusted tax basis in a Senior Note generally will equal the holder’s original purchase price for the Senior Note.

Gain or loss recognized on the sale, exchange, redemption or other taxable disposition of a Senior Note generally will be treated as capital gain or loss and will be long-term capital gain or loss if the Senior Note is held for more than one year. Under current U.S. federal income tax law, net long-term capital gains of non-corporate

U.S. holders (including individuals) are eligible for taxation at preferential rates. There are limitations on the deductibility of capital losses. Prospective purchasers should consult with their own tax advisors concerning these tax law provisions.

Net Investment Income Tax

Certain U.S. holders that are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income and net gains from the disposition of Senior Notes. U.S. holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of this tax to their income and gains in respect of their investments in the Senior Notes.

Information Reporting and Backup Withholding

Generally, interest on the Senior Notes paid to a U.S. holder is subject to information reporting with the IRS unless such holder is a corporation or other exempt recipient and, when required, demonstrates this fact. Backup withholding generally will apply to interest payments subject to information reporting unless such holder provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to proceeds of a sale, exchange, redemption or other taxable disposition of the Senior Notes (including a retirement of the Senior Notes). U.S. holders should consult their tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such exemption, if applicable.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability, provided that the U.S. holder timely furnishes the required information to the IRS to request such refund or credit.

Non-U.S. Holders

The following is a discussion of the material U.S. federal income tax considerations relevant to non-U.S. holders of the Senior Notes. The term “non-U.S. holder” means a beneficial owner of the Senior Notes, other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, who is not a U.S. holder.

Payments of Interest on the Senior Notes

Subject to the discussions under “—Non-U.S. Holders—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” below, payments of interest on a Senior Note to any non-U.S. holder generally will not be subject to U.S. federal income or withholding tax provided that (1) we or the person otherwise responsible for withholding U.S. federal income tax from payments on the Senior Notes receives a required certification from the non-U.S. holder, and (2) the non-U.S. holder is not:

•	an actual or constructive owner of 10% or more of the total combined voting power of all our voting stock;

•	a controlled foreign corporation related, actually or constructively, to the Company through stock ownership;

•	a bank whose receipt of interest on the Senior Notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; or

•

receiving such interest payments as income effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (or, if a tax treaty applies, is not receiving such interest payments as income attributable to a U.S. permanent establishment maintained by the non-U.S. holder within the United States).

In order to satisfy the certification requirement, the non-U.S. holder must provide a properly completed IRS Form W-8BEN or Form W-8BEN-E (or substitute Form W-8BEN or Form W-8BEN-E or the appropriate successor form of either), as appropriate, under penalties of perjury that provides the non-U.S. holder’s name and address and certifies that the non-U.S. holder is not a U.S. person. Alternatively, in the case where a security clearing organization, bank, or other financial institution holds the Senior Notes in the ordinary course of its trade or business on behalf of the non-U.S. holder, certification requires that we or the person who otherwise would be required to withhold U.S. federal income tax receive from the financial institution a certification under penalties of perjury that a properly completed Form W-8BEN or Form W-8BEN-E (or substitute Form W-8BEN or Form W-8BEN-E or the appropriate successor form for either), as appropriate, has been received by it from the non-U.S. holder, and a copy of such form is furnished to us or the person who otherwise would be required to withhold U.S. federal income tax.

A non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax, currently at the rate of 30%, or a lower applicable treaty rate, on payments of interest on the Senior Notes that are not effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

If the payments of interest on a Senior Note are effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States), such payments will be subject to U.S. federal income tax on a net basis at the rates generally applicable to U.S. persons. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, such payments also may be subject to a 30% branch profits tax. If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to U.S. withholding tax so long as the non-U.S. holder timely provides us, or the person who otherwise would be required to withhold U.S. federal income tax, with the appropriate certification to avoid such U.S. withholding tax.

In order to claim a tax treaty benefit or exemption from withholding with respect to income that is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder, the non-U.S. holder must provide a properly executed Form W-8BEN, Form W-8BEN-E or Form W-8ECI (or a suitable substitute or successor form or such other form as the IRS may prescribe), as applicable. Under the Treasury Regulations, a non-U.S. holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax or other rules different from those described above.

Sale, Exchange, Redemption or Other Taxable Disposition of the Senior Notes

Subject to the discussions under “—Non-U.S. Holders—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption or other taxable disposition of a Senior Note unless:

•

the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of such sale, exchange, redemption or other taxable disposition and certain other conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if a treaty applies, the income is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the non-U.S. holder is a foreign corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty).

To the extent the amount realized on a sale, exchange, redemption or other taxable disposition of the Senior Notes is attributable to accrued but unpaid interest on the Senior Notes, such amount generally will be subject to, or exempt from, tax to the same extent as described above under “—Non-U.S. Holders—Payments of Interest on the Senior Notes.”

Information Reporting and Backup Withholding

Generally, we must report to the IRS and to a non-U.S. holder the amount of interest paid to such holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder may be subject to backup withholding of tax on payments of interest and, depending on the circumstances, the proceeds of a sale, exchange, redemption or other taxable disposition unless the non-U.S. holder complies with certain certification requirements to establish that it is not a U.S. person or it is otherwise establishes an exemption from backup withholding. The certification procedures required to claim an exemption from withholding of tax on interest described above under “—Non-U.S. Holders—Payments of Interest on the Senior Notes” generally will satisfy the certification requirements necessary to avoid backup withholding as well.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, provided that the holder timely furnishes the required information to the IRS to request such refund or credit.

Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code and related IRS guidance concerning foreign account tax compliance rules (commonly referred to as FATCA), a 30% U.S. withholding tax is imposed on certain payments (which includes interest payments on the Senior Notes) paid to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account holders” (as specifically defined in the Code) and meets certain other specified requirements or (ii) a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such non-financial foreign entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and certain other specified requirements are met. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of the Senior Notes on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Foreign entities located in jurisdictions that have entered into an intergovernmental agreement with the United States governing FATCA may be subject to different rules. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Non-U.S. Holders—Payments of Interest on the Senior Notes,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Investors are encouraged to consult with their tax advisor regarding the implications of FATCA on their investments in the Senior Notes.

UNDERWRITING

We and the representatives of the underwriters named below have entered into underwriting agreements with respect to the Senior Notes (the Underwriting Agreements). Under the terms and subject to the conditions contained in the Underwriting Agreements, the underwriters have severally and not jointly agreed to purchase, and we have agreed to sell to them, the principal amounts of the Senior Notes set forth opposite their names below:

Name	Principal Amount of the Series C Senior Notes	Principal Amount of the Series D Senior Notes
BMO Capital Markets Corp.	$195,000,000	$109,200,000
CIBC World Markets Corp.	195,000,000	109,200,000
Mizuho Securities USA LLC	195,000,000	109,200,000
Morgan Stanley & Co. LLC	195,000,000	109,200,000
TD Securities (USA) LLC	195,000,000	109,200,000
BNY Mellon Capital Markets, LLC	62,500,000	35,000,000
Citizens JMP Securities, LLC	62,500,000	35,000,000
KeyBanc Capital Markets Inc.	62,500,000	35,000,000
Regions Securities LLC	62,500,000	35,000,000
AmeriVet Securities, Inc.	12,500,000	7,000,000
Samuel A. Ramirez & Company, Inc.	12,500,000	7,000,000

Total	$1,250,000,000	$700,000,000

BMO Capital Markets Corp., CIBC World Markets Corp., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC, BNY Mellon Capital Markets, LLC, Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc. and Regions Securities LLC are acting as joint book-running managers in connection with the offering of the Senior Notes.

The Underwriting Agreements provide that the obligation of the several underwriters to purchase and pay for the Senior Notes is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions.

The underwriters initially propose to offer the Senior Notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement. After the initial offering of the Senior Notes, the offering prices and other selling terms may from time to time be varied by the underwriters. The offering of the Senior Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that the total expenses of the offering, not including the underwriting discount, will be approximately $2 million.

We have agreed to indemnify each of the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

No application is being or is intended to be made for the listing or trading of either series of Senior Notes on any securities exchange or trading facility or to include them in any automated quotation system, but we have been advised by the underwriters that they intend to make a market in the Senior Notes. The underwriters are not obligated, however, to do so and may discontinue their market making at any time without notice. No assurance can be given as to the development, maintenance or liquidity of the trading market, if any, for the Senior Notes.

In order to facilitate the offering of the Senior Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the Senior Notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Senior Notes for the underwriters. In addition, to cover overallotments or to stabilize the prices of the Senior Notes, the underwriters may bid for, and purchase, the Senior Notes in the open market. Finally, the underwriters may also reclaim selling concessions allowed to a dealer for distributing the Senior Notes in the offering, if they repurchase previously distributed Senior Notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices for the Senior Notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

The underwriters and their affiliates have, from time to time, performed, and currently perform and may in the future perform various investment or commercial banking, lending, trust and financial advisory services for us and our affiliates in the ordinary course of business.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Prohibition of Sale to European Economic Area

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available the Senior Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying base prospectus in relation thereto to any retail investor in the European Economic Area (EEA). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, MiFID II) or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the EU Prospectus Regulation). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the EU PRIIPs Regulation) for offering or selling the Senior Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation. This prospectus supplement and the accompanying base prospectus have been prepared on the basis that any offer of the Senior Notes in any Member State of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of the Senior Notes. This prospectus supplement and the accompanying base prospectus are not a prospectus for the purposes of the EU Prospectus Regulation.

United Kingdom

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available the Senior Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying base prospectus in relation thereto to any retail investor in the United Kingdom (UK). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the EUWA); nor (ii) a qualified investor as defined in (a) Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA and as amended or (b) paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the UK PRIIPs Regulation) for offering or selling the Senior Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Switzerland

This prospectus supplement and the accompanying base prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Senior Notes. The Senior Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (FinSA) and no application has or will be made to admit the Senior Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying base prospectus nor any other offering or marketing material relating to the Senior Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying base prospectus nor any other offering or marketing material relating to the Senior Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Singapore

This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying base prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes may not be circulated or distributed, nor may the Senior Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Senior Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Senior Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Future (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Senior Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The Senior Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Senior Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Taiwan

The Senior Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, The Republic of China (Taiwan) and/or any other regulatory authority or agency of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Senior Notes in Taiwan.

Canada

The Senior Notes may be sold only to purchasers in the provinces of Canada purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Conflicts of Interest

As described in USE OF PROCEEDS on page S-10, some of the net proceeds of this offering may be used to repay short-term debt, including commercial paper. If more than 5% of the net proceeds of this offering, not including underwriting compensation, will be received by affiliates of any underwriter in this offering, this offering will be conducted in compliance with FINRA Rule 5121, as administered by the Financial Industry Regulatory Authority. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering.

T+5 Settlement

We expect that delivery of the Senior Notes will be made against payment for the Senior Notes on the settlement date, which will be the fifth business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Notes on the date of this prospectus supplement or the next succeeding three business days will be required, by virtue of the fact that the Senior Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisers.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Senior Notes will be passed upon for us by McGuireWoods LLP, Richmond, Virginia, and for the underwriters by Troutman Pepper Locke LLP, Richmond, Virginia, which also performs certain legal services for us and our affiliates on other matters.

PROSPECTUS

VIRGINIA ELECTRIC AND POWER COMPANY

600 East Canal Street

Richmond, Virginia 23219

(804) 819-2284

Senior Debt Securities

Junior Subordinated Notes

From time to time, we may offer and sell our securities in one or more series under this prospectus.

We will file prospectus supplements and may provide other offering materials that furnish specific terms of the securities to be offered under this prospectus. The terms of the securities will include whether they are senior or subordinated, the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations and the agents, dealers or underwriters, if any, to be used in connection with the sale of the securities. You should read this prospectus and any supplement or other offering materials carefully before you invest.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated October 31, 2025.

RISK FACTORS

Investing in our securities involves certain risks. Before making an investment decision, you should carefully consider and evaluate all of the information contained and incorporated by reference in this prospectus and any prospectus supplement, including the risk factors relating to our business that are incorporated by reference from our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q,  as well as any risk factors we may describe in other reports or information we file with the Securities and Exchange Commission (SEC). See WHERE YOU CAN FIND MORE INFORMATION below.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to an unspecified dollar amount.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. Material U.S. federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement or other offering materials as necessary. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement or other offering materials together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION. When we use the terms “we,” “our,” “us,” or the “Company” in this prospectus, we are referring to Virginia Electric and Power Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Our file number with the SEC is 000-55337. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. Our SEC filings are also available on the website of our parent company, Dominion Energy, Inc. (Dominion Energy), at http://www.dominionenergy.com. Dominion Energy’s website also includes other information about us, Dominion Energy and certain of Dominion Energy’s other subsidiaries. The information available on Dominion Energy’s website (other than the documents expressly incorporated by reference into this prospectus as set forth below) is not incorporated by reference into this prospectus, and you should not consider such information a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update or supersede this information. We make some of our filings with the SEC on a combined basis with Dominion Energy. Our combined filings with the SEC represent separate filings by Dominion Energy and us. Information contained therein relating to an individual registrant is filed by that registrant on its own behalf, and we make no representation as to information relating to Dominion Energy’s other operations. We incorporate by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, except those portions of filings that relate to Dominion Energy as a separate registrant, until we sell all of the securities covered by this prospectus or otherwise terminate the offering of securities under this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2024;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025; and

•	Current Reports on Form 8-K filed February 3, 2025, March 5, 2025, April 9, 2025, June 30, 2025, August 15, 2025 and September 10, 2025.

You may request a copy of any of the documents incorporated by reference at no cost, by writing or telephoning us at:

Corporate Secretary

Virginia Electric and Power Company

600 East Canal Street

Richmond, Virginia 23219

Telephone (804) 819-2284

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. The information that appears in this prospectus and that is incorporated by reference in this prospectus may only be accurate as of the date of this prospectus or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since that date.

SAFE HARBOR AND CAUTIONARY STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference forward-looking statements. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance. These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements. Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves; generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials.

By making forward-looking statements, we are not intending to become obligated to publicly update or revise any forward-looking statements whether as a result of new information, future events or other changes. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as at their dates.

THE COMPANY

The Company, headquartered in Richmond, Virginia, is a regulated public utility that generates, transmits and distributes electricity for sale in Virginia and North Carolina. In Virginia, we conduct business under the name “Dominion Energy Virginia” and primarily serve retail customers. In North Carolina, we conduct business under the name “Dominion Energy North Carolina” and serve retail customers located in the northeastern region of the state, excluding certain municipalities. In addition, we sell electricity at wholesale prices to rural electric cooperatives, municipalities and into wholesale electricity markets. All of our common stock is owned by Dominion Energy, a public utility holding company headquartered in Richmond, Virginia.

Our address and telephone number are: Virginia Electric and Power Company, 600 East Canal Street, Richmond, Virginia 23219, Telephone (804) 819-2284.

For additional information about us, see WHERE YOU CAN FIND MORE INFORMATION on page 3.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will use the net proceeds from the sale of securities offered by this prospectus to finance capital expenditures and to retire or redeem debt securities issued by us and for other general corporate purposes, which may include the repayment of commercial paper or debt under any of our credit facilities.

DESCRIPTION OF DEBT SECURITIES

The term Debt Securities includes the Senior Debt Securities and the Junior Subordinated Notes. We will issue the Senior Debt Securities in one or more series under our Senior Indenture, dated as of September 1, 2017, between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, as amended and as supplemented from time to time, and the Junior Subordinated Notes in one or more series under our Subordinated Indenture dated as of August 1, 1995 between us and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee, as amended and as supplemented from time to time. In this prospectus, the indenture related to the Junior Subordinated Notes is called the Subordinated Indenture, and together the Senior Indenture and the Subordinated Indenture are called the “Indentures.” We have summarized selected provisions of the Indentures below. In the summary below, we have included references to section numbers of the Indentures so that you can easily locate these provisions. Capitalized terms used in this summary have the meanings specified in the Indentures. The Senior Indenture and the Subordinated Indenture have been filed as exhibits to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you.

General

The Senior Debt Securities will be our direct, unsecured obligations and will rank equally with all of our other senior and unsubordinated debt, except to the extent provided in the applicable prospectus supplement or other offering materials. The Junior Subordinated Notes will be our unsecured obligations and are junior in right of payment to our Senior Indebtedness, as described under the caption ADDITIONAL TERMS OF JUNIOR SUBORDINATED NOTES—Subordination.

Our ability to meet our obligations under the Debt Securities is dependent on our earnings and cash flows. There is no limitation on the amount of Debt Securities that we may issue. We may issue Debt Securities from time to time under the Indentures in one or more series by entering into supplemental indentures and by our board of directors, a duly authorized committee, or duly authorized officers, as applicable, authorizing the issuance.

The Indentures do not protect the holders of Debt Securities if we incur additional indebtedness or engage in a highly leveraged transaction.

Provisions of a Particular Series

The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Debt Securities, for issuances of additional Debt Securities of that series. The prospectus supplement or other offering materials for a particular series of Debt Securities will describe the terms of that series, including, if applicable, some or all of the following:

•	the title and type of the Debt Securities;

•	the total principal amount of the Debt Securities;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	any payments due if the maturity of the Debt Securities is accelerated;

•	any optional redemption terms, or, with respect to the Senior Debt Securities, any terms regarding repayment at the option of the holder;

•	if the Debt Securities are convertible into or exchangeable for other securities, and if so, the conversion terms and conditions;

•	any provisions that would obligate us to repurchase or otherwise redeem the Debt Securities, or, with respect to the Senior Debt Securities, any sinking fund provisions;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•

if payments may be made, at our election or at the holder’s election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	any index or formula used for determining principal, interest, or premium, if any;

•	the percentage of the principal amount at which the Debt Securities will be issued, if other than 100% of the principal amount;

•

whether the Debt Securities are to be issued in fully registered certificated form or in book-entry form, represented by certificates deposited with the applicable trustee and registered in the name of a securities depositary or its nominee (Book-Entry Debt Securities);

•	denominations, if other than $1,000 each or multiples of $1,000;

•	any rights that would allow us to defer or extend an interest payment date in connection with any series of Debt Securities;

•	in the case of Senior Debt Securities, the identity of the series trustee, if other than the trustee;

•	any changes to events of defaults or covenants;

•	if any series of Senior Debt Securities will not be subject to defeasance or covenant defeasance; and

•	any other terms of the Debt Securities. (Sections 201 & 301 of the Senior Indenture & Sections 201& 301 of the Subordinated Indenture.)

The prospectus supplement will also indicate any special tax implications of the Debt Securities and any provisions granting special rights to holders when a specified event occurs.

Conversion or Redemption

No Debt Security will be subject to conversion, amortization, or redemption, unless otherwise provided in the applicable prospectus supplement or other offering materials. Any provisions relating to the conversion, amortization or redemption of Debt Securities will be set forth in the applicable prospectus supplement or other offering materials, including whether conversion, amortization or redemption is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Debt Security, we may not redeem the Debt Security prior to its Stated Maturity. Debt Securities subject to redemption by us will be subject to the following terms:

•	redeemable on and after the applicable redemption dates;

•	redemption dates and redemption prices fixed at the time of sale and set forth on the Debt Security; and

•

redeemable in whole or in part (provided that any remaining principal amount of the Debt Security will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 days nor less than 30 days with respect to the Subordinated Indenture, and not more than 60 days nor less than 20 days with respect to the Senior Indenture, before the date of redemption. (Section 1104 of the Senior Indenture & Section 1104 of the Subordinated Indenture.)

We will not be required to:

•

issue, register the transfer of, or exchange any Senior Debt Securities of a series during the period beginning 15 days before the date the Senior Debt Securities of that series are selected for redemption;

•

issue, register the transfer of, or exchange any Junior Subordinated Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Junior Subordinated Notes of that series that have been selected for redemption; or

•

register the transfer of, or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed. (Section 305 of the Senior Indenture & Section 303 of the Subordinated Indenture.)

Option to Extend Interest Payment Period

If elected in the applicable supplemental indenture, we may defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement or other offering materials (each, an Extension Period). Other details regarding the Extension Period will also be specified in the applicable prospectus supplement or other offering materials. No Extension Period may extend beyond the maturity of the applicable series of Debt Securities. At the end of the Extension Period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the interest rate for the applicable series of Debt Securities, to the extent permitted by applicable law. (Section 301(26) of the Senior Indenture & Sections 105 and 301(4) of the Subordinated Indenture.)

With respect to the Junior Subordinated Notes, during any Extension Period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. Also we will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the Junior Subordinated Notes or make any guarantee payments on any such debt securities. We may, however, make the following types of distributions:

•	dividends paid in common stock;

•	dividends in connection with the implementation of a shareholder rights plan;

•	payments to a trust holding securities of the same series under a guarantee; or

•

repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants. (Section 105 of the Subordinated Indenture.)

Payment and Transfer; Paying Agent

The paying agent will pay the principal of any Debt Securities only if those Debt Securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement or other offering materials, the paying agent will pay principal, interest and premium, if any, on Debt Securities, subject to such surrender, where applicable, at its office or, at our option:

•

by wire transfer to an account at a banking institution in the United States that is designated in writing to the applicable trustee prior to the deadline set forth in the applicable prospectus supplement or other offering materials by the person entitled to that payment (which in the case of Book-Entry Debt Securities is the securities depositary or its nominee); or

•

by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Debt Securities. (Sections 307 & 1001 of the Senior Indenture & Sections 305 & 1001 of the Subordinated Indenture.)

Neither we nor the applicable trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Debt Security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Debt Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Debt Security as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Debt Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the participants.

Unless we state otherwise in the applicable prospectus supplement or other offering materials, the applicable trustee will act as paying agent for the Debt Securities, and the principal corporate trust office of the applicable trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the Senior Indenture & Section 1002 of the Subordinated Indenture.)

Any money that we have paid to a paying agent for principal or interest on any Debt Securities that remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to the Company, holders should look only to us for those payments. (Section 1003 of the Senior Indenture & Section 1003 of the Subordinated Indenture.)

Fully registered securities may be transferred or exchanged at the corporate trust office of the applicable trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge and related expenses. (Section 305 of the Senior Indenture & Section 1002 of the Subordinated Indenture.)

Global Securities

We may issue some or all of the Debt Securities as Book-Entry Debt Securities. Book-Entry Debt Securities will be represented by one or more fully registered global certificates. Book-Entry Debt Securities of like tenor and terms up to $500,000,000 aggregate principal amount may be represented by a single global certificate. Each global certificate will be registered in the name of the securities depositary or its nominee and deposited with the applicable trustee, as agent for the securities depositary. Unless otherwise stated in any prospectus supplement or other offering materials, The Depository Trust Company will act as the securities depositary. Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the security depositary. (Section 305 of the Senior Indenture & Section 203 of the Subordinated Indenture.)

Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Debt Securities, we will describe them in the applicable prospectus supplement or other offering materials.

Holders of beneficial interests in Book-Entry Debt Securities represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book-Entry Debt Securities the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Debt Securities, that person will be considered the sole owner and holder of the global certificate and the Book-Entry Debt Securities it represents for all purposes. Except in limited circumstances, beneficial owners:

•	may not have the global certificate or any Book-Entry Debt Securities it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated Book-Entry Debt Securities in exchange for the global certificate; and

•

will not be considered the owners or holders of the global certificate or any Book-Entry Debt Securities it represents for any purposes under the Debt Securities or the Indentures. (Section 308 of the Senior Indenture & Section 202 of the Subordinated Indenture.)

We will make all payments of principal, interest and premium, if any, on a Book-Entry Debt Security to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global certificate representing Book-Entry Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	the Company;

•	the applicable trustee; or

•	any agent of any of the above.

Covenants

Under the Indentures we will:

•	pay the principal, interest and premium, if any, on the Debt Securities when due;

•	maintain a place of payment;

•	deliver an officers’ certificate to the applicable trustee at the end of each fiscal year confirming our compliance with our obligations under each of the Indentures;

•	preserve and keep in full force and effect our corporate existence except as provided in the Indentures; and

•

deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any. (Sections 1001, 1002, 1003, 1005 & 1006 of the Senior Indenture & Sections 1001, 1002, 1003 & 1006 of the Subordinated Indenture.)

Consolidation, Merger or Sale

The Indentures provide that we may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person or, pursuant to the Senior Indenture, acquire all or substantially all of the assets of another person, unless (i) either we are the continuing corporation, or the successor corporation (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes the due and punctual payment of the principal of and interest and other amounts due on the Debt Securities, and the due and punctual performance and observance of all of the covenants and conditions of the Indentures to be performed by us by supplemental indenture in form satisfactory to the applicable trustee, executed and delivered to the applicable trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

In case of any such consolidation, merger or conveyance, such successor corporation will succeed to and be substituted for us, with the same effect as if it had been named as us in the applicable Indenture, and in the event of such conveyance, we will be discharged of all of our obligations and covenants under the applicable Indenture and the Debt Securities. (Sections 801 & 802 of the Senior Indenture & Sections 801 & 802 of the Subordinated Indenture.)

Events of Default

When used in each of the Indentures, Event of Default will mean any of the following with respect to Debt Securities of any series:

•	failure to pay the principal or any premium on any Debt Security when due;

•	with respect to the Senior Debt Securities, failure to deposit any sinking fund payment for that series when due that continues for 60 days;

•

failure to pay any interest on any Debt Securities of that series, when due, that continues for 60 days; provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of the applicable series of Debt Securities that permit such deferrals;

•

failure to perform any other covenant in the Indentures (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the applicable trustee or the holders of at least 33% of the outstanding Debt Securities (25% in the case of the Junior Subordinated Notes) of that series give written notice of the default;

•	certain events in bankruptcy, insolvency or reorganization of the Company; or

•	any other Event of Default included in the Indentures or any supplemental indenture. (Section 501 of the Senior Indenture & Section 501 of the Subordinated Indenture.)

In the case of a general covenant default described above, the applicable trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Debt Securities of that series, together with the applicable trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indentures. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement or other offering materials.

If an Event of Default for any series of Debt Securities occurs and continues, the applicable trustee or the holders of at least 33% (25%, in the case of the Junior Subordinated Notes) in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration. (Section 502 of the Senior Indenture & Section 502 of the Subordinated Indenture.)

The applicable trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, the applicable trustee is not obligated to exercise any of its rights or powers under the Indentures at the request, order or direction of any holders, unless the holders offer the applicable trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the applicable trustee for any series of Debt Securities. However, the applicable trustee must give the holders of Debt Securities notice of any default to the extent provided by the Trust Indenture Act. (Sections 512, 601 & 602 of the Senior Indenture & Sections 512, 602 & 603 of the Subordinated Indenture.)

The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments. (Section 508 of the Senior Indenture & Section 508 of the Subordinated Indenture.)

Satisfaction; Discharge

The applicable Indenture will cease to be of further effect with respect to the Debt Securities of a given series if, at any time, among other things:

•	all Debt Securities of such series have been delivered to the applicable trustee for cancellation; or

•

all Debt Securities of such series not delivered to the applicable trustee for cancellation have become due and payable, or, in the case of Senior Debt Securities, will become due and payable within one year, or have been called for redemption or, in the case of Senior Debt Securities, are to be called for redemption within one year under arrangements satisfactory to the trustee under the Senior Indenture, and we have deposited with the applicable trustee funds in trust in an amount sufficient to pay upon maturity or redemption the principal, interest, premium, if any, and other amounts due with respect to all outstanding Debt Securities of such series.

Notwithstanding the above, certain provisions of the applicable Indenture will survive, including with respect to the rights, obligations and immunities of the applicable trustee, certain rights with respect to registration of the transfer or exchange of such Debt Securities, and the right of holders to receive payment from the amounts deposited with the applicable trustee. (Section 401 of the Senior Indenture & Section 401 of the Subordinated Indenture.)

Modification of Indentures; Waiver

Under the Indentures our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the Senior Indenture & Section 902 of the Subordinated Indenture.) In addition, we may supplement the Indentures to create new series of Debt Securities and for certain other purposes, without the consent of any holders of Debt Securities. (Section 901 of the Senior Indenture & Section 902 of the Subordinated Indenture.)

The holders of a majority of the outstanding Debt Securities of all series under the applicable Indenture with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any Debt Securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected. (Section 513 of the Senior Indenture & Section 513 of the Subordinated Indenture.)

In addition, under certain circumstances, the holders of a majority of the outstanding Junior Subordinated Notes of any series may waive in advance, for that series, our compliance with certain restrictive provisions of the Subordinated Indenture under which those Junior Subordinated Notes were issued. (Section 1008 of the Subordinated Indenture.)

Concerning the Trustees

U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), is the trustee under the Senior Indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with affiliates of U.S. Bank Trust Company, National Association. U.S. Bank Trust Company, National Association (including as successor in interest to U.S. Bank National Association), also serves as trustee or series trustee under other indentures under which we or certain of our affiliates have issued securities. U.S. Bank Trust Company, National Association, and/or its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

As trustee under the Senior Indenture, U.S. Bank Trust Company, National Association, will perform only those duties that are specifically described in the Senior Indenture unless an event of default under the Senior Indenture occurs and is continuing. It is under no obligation to exercise any of its powers under the Senior Indenture at the request of any holder of Senior Debt Securities unless that holder offers reasonable indemnity to the trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the Senior Indenture.)

The Senior Indenture permits us to name a different trustee for individual series of Senior Debt Securities. If named, a series trustee performs the duties that would otherwise be performed by the trustee under the Senior Indenture with respect to that series; the series trustee will have no greater liabilities or obligations and will be entitled to all the rights and exculpations with respect to such series that would otherwise be available to the trustee under the Senior Indenture. If a series trustee is named, information about any series trustee will be disclosed in the prospectus supplement and the trustee under the Senior Indenture will have no responsibility with respect to that series.

U.S. Bank Trust Company, National Association, administers its corporate trust business through its offices at U.S. Bank Corporate Trust Services, 1051 East Cary Street, Suite 600, Richmond, Virginia 23219 or such other address as it may notify to the Company from time to time.

The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank) is the trustee under the Subordinated Indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with The Bank of New York Mellon. The Bank of New York Mellon also serves as trustee under other indentures pursuant to which securities of certain of our affiliates are outstanding. The Bank of New York Mellon’s affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

As trustee under the Subordinated Indenture, The Bank of New York Mellon will perform only those duties that are specifically described in the Subordinated Indenture unless an event of default under the Subordinated Indenture occurs and is continuing. It is under no obligation to exercise any of its powers under the Subordinated Indenture at the request of any holder of Junior Subordinated Notes unless that holder offers reasonable indemnity to the trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the Subordinated Indenture.)

The Bank of New York Mellon administers its corporate trust business at 240 Greenwich Street, Floor 7E Attn: Corporate Trust Administration, New York, New York 10286 or such other address as it may notify to the Company from time to time.

ADDITIONAL TERMS OF SENIOR DEBT SECURITIES

Repayment at the Option of the Holder

We must repay the Senior Debt Securities at the option of the holders before the Stated Maturity Date only if specified in the applicable prospectus supplement or other offering materials. Unless otherwise provided in the prospectus supplement or other offering materials, the Senior Debt Securities subject to repayment at the option of the holder will be subject to repayment:

•	on the specified Repayment Dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the Repayment Date. (Section 1302 of the Senior Indenture)

For any Senior Debt Security to be repaid, the trustee must receive, at its office maintained for that purpose in Richmond, Virginia not more than 180 nor less than 60 calendar days before the date of repayment:

•	in the case of a certificated Senior Debt Security, the certificated Senior Debt Security and the form in the Senior Debt Security entitled Option of Holder to Elect Purchase duly completed; or

•

in the case of a book-entry Senior Debt Security, instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary. Exercise of the repayment option by the Holder will be irrevocable. (Sections 1303 & 1304 of the Senior Indenture.)

Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Senior Debt Securities. Accordingly, beneficial owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry Senior Debt Securities or the global certificate representing the related book-entry Senior Debt Securities, on the securities depositary’s records, to the trustee. See DESCRIPTION OF DEBT SECURITIES—Global Securities above.

Defeasance

Unless we elect differently in the applicable supplemental indenture, the following discussion of legal defeasance and covenant defeasance will apply to any series of Senior Debt Securities or issued under the Senior Indenture.

Legal Defeasance

We can legally release ourselves from our payment and other obligations under the Senior Indenture with respect to any series of Senior Debt Securities (such release, a Legal Defeasance) if certain conditions under the Senior Indenture are satisfied, including:

•

us irrevocably depositing with the trustee cash, government obligations or a combination of cash and government obligations that will provide enough cash to make interest, principal and any additional payments on such Senior Debt Securities through the stated maturity or redemption date of such Senior Debt Securities;

•

that there has been a change in the applicable U.S. federal income tax law or a ruling by the Internal Revenue Service (IRS) to the effect that holders of such Senior Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, and in the same manner and at the same times, as would have been the case if such Legal Defeasance had not occurred; and

•	us delivering an officers certificate and legal opinion to the trustee confirming the tax law change or IRS ruling described in the bullet above.

Under current U.S. federal income tax law, the deposit in trust and our legal release from the Senior Debt Securities as discussed above would be treated as a taxable exchange of the Senior Debt Securities. We encourage prospective holders to consult with their own tax advisors as to the specific consequences of a Legal Defeasance.

If we were to effect a Legal Defeasance with respect to a series of Senior Debt Securities as described above, holders of such Senior Debt Securities would rely solely on the amounts deposited with the trustee with respect to payments due under such Senior Debt Securities and we would not be responsible for any such payments, with the exception of the payment of certain additional amounts, if applicable. (Section 402 of the Senior Indenture.)

Covenant Defeasance

We can legally release ourselves from certain covenants applicable to any series of Senior Debt Securities under the Senior Indenture (such release, a Covenant Defeasance) if certain conditions under the Senior Indenture are satisfied, including:

•

us irrevocably depositing with the trustee cash, government obligations or a combination of cash and government obligations that will provide enough cash to make interest, principal and any additional payments on such Senior Debt Securities through the stated maturity or redemption date of such Senior Debt Securities; and

•

us delivering a legal opinion to the trustee to the effect that holders of such Senior Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, and in the same manner and at the same times, as would have been the case if such Covenant Defeasance had not occurred.

If we were to effect a Covenant Defeasance with respect to a series of Senior Debt Securities as described above, we would still be responsible for payments with respect to such Debt Securities in the event of a shortfall in the funds deposited with the applicable Trustee. (Section 402 of the Senior Indenture.)

ADDITIONAL TERMS OF JUNIOR SUBORDINATED NOTES

Subordination

Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes. (Sections 1301 & 1303 of the Subordinated Indenture.)

Senior Indebtedness means, with respect to any series of Junior Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

•	all of our indebtedness for borrowed or purchase money that is evidenced by notes, debentures, bonds or other written instruments;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•	any of our other indebtedness or obligations with respect to commodity contracts, interest rate commodity and currency swap agreements and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories that we have assumed or guaranteed.

Senior Indebtedness will not include our obligations to trade creditors or indebtedness to our subsidiaries. (Section 101 of the Subordinated Indenture.)

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Subordinated Indenture to change the subordination of any outstanding Junior Subordinated Notes without the consent of each holder of Senior Indebtedness that the amendment would adversely affect. (Section 1308 of the Subordinated Indenture.)

The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in any one or more of the following ways:

•	directly to purchasers;

•	through agents;

•	to or through underwriters; or

•	through dealers.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase securities, or we may designate agents to solicit such offers. We will, in the prospectus supplement or other offering materials relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the Securities Act), and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement or other offering materials, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement or other offering materials relating to such offering their names and the terms of our agreement with them.

If a dealer is used in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement or other offering materials, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or other offering materials.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or other offering materials indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or other offering materials, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or other offering materials (or a post-effective amendment).

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Any underwriter, agent or dealer used in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

The legality of the securities in respect of which this prospectus is being delivered will be passed on for us by McGuireWoods LLP, Richmond, Virginia. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement or other offering materials, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Virginia Electric and Power Company incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

VIRGINIA ELECTRIC AND POWER COMPANY